EXHIBIT 2

CONSENT AND STATEMENT OF INTEREST

Re:	Review of the South Deep Gold Mine March 2004 Global Reserve Estimate – Report No. 334651/1 (the “Report”)

....
Reference is made to the Annual Report on Form 40-F for the year ended December 31, 2004 (the “Annual Report”) of Placer Dome Inc. to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The undersigned hereby consents to the reference to its name included or incorporated by reference in the Annual Report.

Dated at Illovo, this 02 day of February 2005.

Steffen, Robertson and Kirsten (South Africa) (Pty) Ltd.

Per:	“P.E. Schmidt”

Name:	P.E. Schmidt
Title:	Financial Director

CONSENT AND STATEMENT OF INTEREST

Re:	Review of the South Deep Gold Mine March 2004 Global Reserve Estimate – Report No. 334651/1 (the “Report”)

Re:	Mineral Reserve Estimate for South Deep Mine as at June 30, 2004 (the “Estimate”)

....
Reference is made to the Annual Report on Form 40-F for the year ended December 31, 2004 (the “Annual Report”) of Placer Dome Inc. to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. I hereby consent to the reference to my name as a “qualified person” in connection with the above Estimate, and to all other references to my name included or incorporated by reference in the Annual Report.

Dated at Illovo, this 2nd day of February 2005.

“H.G. Waldeck”
H.G. Waldeck